EXHIBIT 99.1

PRESS RELEASE

EMCORE to Issue Special Dividend of $1.50 per share

Company completes return of approximately $85M to shareholders with special dividend

ALHAMBRA, California, July 6, 2016 - EMCORE Corporation (NASDAQ: EMKR), a leading provider of Indium Phosphide (InP) optical chips, components, subsystems and systems for the broadband and specialty fiber optics market, announced today that it has completed its strategic review and will distribute $1.50 per share via a special dividend payable on July 29, 2016 to shareholders of record as of July 18, 2016.

With this action, EMCORE’s Board of Directors will have returned approximately $85M of cash to its shareholders since June 2015, representing approximately 50% of the cash received from operations sold in the prior fiscal year.

“The return of cash to shareholders will strongly improve the Return on Assets of the business by reducing our overall capitalization, while maintaining flexibility to invest in new market opportunities to accelerate earnings growth,” says Jeffrey Rittichier, President and CEO. “As previously stated, we’re encouraged by the performance of our CATV and Fiber Optic Gyro businesses and see strong growth opportunities in these and other areas to continue improving our financial performance,” added Rittichier.

“During my first year at EMCORE, we grew revenues 47% and improved gross margins 13 points from FY14 to FY15, positioning the company for profitable growth. Building on this progress, we returned $45M to shareholders in June 2015 and began executing a strategic re-alignment of the manufacturing operations to drive margins higher. With the core operations of the business on improved footing, in December 2015 the Board and management began a comprehensive strategic review to strike the right balance between returning assets to shareholders and investing in growth opportunities. During this review period, we actively worked to eliminate risks to our balance sheet posed by the Sumitomo arbitration and other lingering liabilities. Given the recent successful outcome of the Sumitomo arbitration and the completion of our strategic review, we are pleased to announce this return of capital to our shareholders,” continued Rittichier.

As part of the strategic review process, the company evaluated its growth opportunities in existing and adjacent markets, analyzed its products, technologies and production capabilities, and concluded that it could fully leverage its core competency in Mixed-Signal Optics in both existing and new markets. As Mixed-Signal devices have both analog and digital circuits on multiple chips, or even a single chip, the value of these solutions are often far greater than traditional digital applications, and as a result require a specialized expertise which is unique in the optics industry.

“Given EMCORE’s existing leadership in Mixed-Signal Optic products such as DOCSIS 3.1 transmission devices, and emerging position in new products such as Fiber Optic Gyros and 5G Distributed Antenna System components for wireless applications, it became clear there is an opportunity to leverage our core Mixed-Signal competencies to penetrate new markets. EMCORE is uniquely positioned as a supplier of advanced Mixed-Signal solutions given our design expertise and our captive wafer fabrication facility,” continued Rittichier. “Mixed-Signal technology is at the heart of all of our products, and is shared between Fiber Optic Gyros (Sensor) and our CATV (Transmission) products alike. As a matter of fact, if one were to open up one of our Fiber Gyros, one would see a miniature communication link that requires the same technologies, chip designs and production assets as our CATV products, giving us the ability to leverage our high volume infrastructure against lower volume, higher value added product,” concluded Rittichier.

The Company is currently in a quiet period until it reports its fiscal third quarter results at which time the Company will host its regularly scheduled quarterly conference call. For more information regarding the special cash dividend please visit the investors section of the Company’s website at http://investor.emcore.com/downloads.cfm for a copy of the Question and Answer document.

About EMCORE
EMCORE Corporation designs and manufactures Indium Phosphide (InP) optical chips, components, subsystems and systems for the broadband and specialty fiber optics market. EMCORE was the pioneer in linear fiber optic transmission technology, and today is a leader in optical components, as well as a provider of complete end-to-end solutions for high-speed communications network infrastructures, enabling systems and service providers to meet growing demand for bandwidth and connectivity. EMCORE’s advanced optical technologies are designed for cable television (CATV) and fiber-to-the-premise (FTTP) networks, telecommunications and data centers, satellite communications, aerospace and defense, wireless networks, and broadcast and professional audio/video systems. With its world-class InP semiconductor wafer fabrication facility, EMCORE has fully vertically-integrated manufacturing capability and also provides contract design, foundry and component packaging services. EMCORE is headquartered in Alhambra, California with InP wafer fabrication operations in Alhambra, and ISO 9001 certified manufacturing in Alhambra and Langfang, China. For further information about EMCORE, visit http://www.emcore.com.

Forward-looking statements:
The information provided herein may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include statements regarding EMCORE's expectations and its growth and expansion into new markets. These forward-looking statements are based on management's current expectations, estimates, forecasts and projections about EMCORE and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. Risks and uncertainties that could cause EMCORE's actual results to differ from those set forth in any forward-looking statement are discussed in more detail in EMCORE's SEC filings available at www.sec.gov, including under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Forward-looking statements contained in this press release are made only as of the date hereof, and EMCORE undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
Contact:

EMCORE Corporation

Jikun Kim
Chief Financial Officer
(626) 293-3400
investor@emcore.com

Media
Joel Counter
Manager, Corporate Marketing Communications
(626) 999-7017
media@emcore.com

Investor
Erica Mannion
Sapphire Investor Relations, LLC
Phone: (617) 542-6180
investor@emcore.com